Exhibit 4.17

Metal Storm Limited

Australian Special Opportunity Fund, L.P.

Luxinvest Capital Advisors S.A.

Hopgood Ganim

Umbrella Deed –

Secured Notes and

Convertible Security

© Corrs Chambers Westgarth

Contents

1	Interpretation		5
	1.1	Definitions	5
	1.2	Construction	9
	1.3	Headings	10

2	Transaction overview		10
	2.1	Luxinvest Agreement	10
	2.2	Secured Note transaction	10
	2.3	Convertible Security transaction	11
	2.4	Luxinvest transaction	11
	2.5	Convertible Security Agreement	11

3	Deposit		12
	3.1	Payment of Deposit	12
	3.2	Effect on Luxinvest Agreement	12

4	Escrow of Secured Notes before Completion		13
	4.1	Restrictions on Redemption Notes and Conversion Notes	13
	4.2	Holding lock	13
	4.3	ASOF acknowledgement	13
	4.4	Debt Forgiveness Notes	14
	4.5	Voting	14

5	Convertible Security election		14

6	Conditions		14
	6.1	Obligations of the parties are conditional	14
	6.2	Obligations at Completion are conditional	15
	6.3	Obligations of parties in relation to Conditions	15
	6.4	Waiver	15

7	Completion		16
	7.1	Date, time and place	16
	7.2	Completion deliverables – ASOF	16
	7.3	Completion deliverables – Escrow Agent	16
	7.4	Completion deliverables – the Company	16
	7.5	Termination of Convertible Security Agreement	17
	7.6	Completion dependent on no Insolvency Event	17
	7.7	Interdependence of obligations	18

8	Escrow of Conversion Shares		18
	8.1	Restriction on Conversion Shares	18
	8.2	Holding lock	19
	8.3	ASOF acknowledgement	19

9	Restriction on Convertible Security Shares		19

10	Further capital raising		19
	10.1	No Prohibited Transactions	19
	10.2	Right of first refusal	20
	10.3	Transaction requiring ASOF consent	21

11	Board nominee		21
	11.1	Right to nominate ASOF Director	21
	11.2	Appointment of ASOF Director	21
	11.3	Terms of appointment	21
	11.4	Operation of clause	22

12	Warranties by Company		22
	12.1	Company warranties	22
	12.2	Corporate power and authority	22
	12.3	Indemnity	22

13	Warranties by ASOF		23
	13.1	ASOF warranties	23
	13.2	Corporate power and authority	23

14	Termination		23
	14.1	Termination by the Company	23
	14.2	Termination by ASOF	24
	14.3	Termination by either party	24
	14.4	Inability to rely on termination event	24
	14.5	Effect of termination	24

15	Notices		25
	15.1	General	25
	15.2	How to give a communication	25
	15.3	Particulars for delivery of notices	25
	15.4	Communications by post	26
	15.5	Communications by fax	27
	15.6	Communication by email	27
	15.7	After hours communications	27
	15.8	Process service	27

16	General		27
	16.1	Legal costs	27
	16.2	Amendment	27
	16.3	Waiver and exercise of rights	27
	16.4	Rights cumulative	28
	16.5	Consents	28
	16.6	Further steps	28
	16.7	Governing law and jurisdiction	28
	16.8	Assignment	28
	16.9	Liability	28

page ii

	16.10	Counterparts	28
	16.11	Entire understanding	28
	16.12	Relationship of parties	29

17	Appointment of Escrow Agent		29

18	Court Direction		29

19	Liability of Escrow Agent		29
	19.1	Duties	29
	19.2	Failure by the parties	30
	19.3	Reliance	30
	19.4	Error of judgement and mistake	30
	19.5	Indemnity	30

Annexure A - Luxinvest Agreement			33

Annexure B - Subscription Note terms			16

page iii

Exhibit 4.16

This is to certify that this document is a true copy of the original, which I have sighted.

Date:    18 April 2012

Signed: /s/ Lee Finniear

Title:    CEO

Date    18 April 2012

Parties

Metal Storm Limited ACN 064 270 006 of 29 Sudbury Street, Darra, Queensland 4076 Australia (Company)

Australian Special Opportunity Fund, L.P. of 370 Lexington Avenue, Suite 1900, New York, NY 10017 USA (ASOF)

Luxinvest Capital Advisors S.A. of 2 rue Wilson, L-2732, Luxembourg, Grand Duchy of Luxembourg (Luxinvest)

Hopgood Ganim of Level 8, Waterfront Place, 1 Eagle Street, Brisbane, Queensland (Escrow Agent)

Background

A	ASOF has acquired the Harmony Notes from Harmony under the Harmony Notes Purchase Document.

B	On completion of the Harmony Notes Purchase Document, ASOF has agreed to:

a.	take all steps required of it to transfer the Doyle Notes to Andrew Doyle under the Doyle Note Deed; and

b.	redeem the Debt Forgiveness Notes under the Debt Forgiveness.

C	The Secured Notes defined in this document as the Doyle Notes, the Redemption Notes, the Conversion Notes and the Debt Forgiveness Notes, collectively make up the Harmony Notes.

D	ASOF acquired the Convertible Security under the Convertible Security Agreement.

E	On the date of this document, the Company will enter into the Luxinvest Agreement with Luxinvest.

F	The Company and ASOF have agreed to enter into transactions in relation to the Harmony Notes and the Convertible Security on the terms of this document.

G	The Escrow Agent has agreed to hold the Deposit on the terms on this document.

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

Action has the meaning given in clause 18(a).

ASOF Director has the meaning given in clause 11.1.

ASOF Waiver has the meaning given in clause 2.5(b).

ASX means ASX Limited or the securities market operated by it, as the context requires.

ASX Listing Rules means the listing rules of ASX as amended or waived from time to time.

Board means the directors of the Company.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Brisbane, Queensland, Australia.

Claim has the meaning given in clause 19.5.

Completion means the completion of the transactions contemplated by this document in accordance with clause 7.

Completion Date has the meaning given in clause 7.1.

Conditions means the conditions set out in clauses 6.1 and 6.2.

Conditions Date means 17 July 2012.

Conversion Notes means 10,370,370 Secured Notes.

Conversion Shares means the number of Shares issued on exercise of the Conversion Notes as determined under the Note Terms.

Convertible Security means the unsecured convertible note acquired by ASOF under the Convertible Security Agreement.

Convertible Security Agreement means the convertible security agreement between the Company and ASOF dated 3 November 2011, as amended and restated on 26 November 2011 and 24 December 2011.

© Corrs Chambers Westgarth

Convertible Security Redemption Amount means the amount calculated in accordance with clause 7.4(f).

Convertible Security Shares means the Shares issued on conversion of the Convertible Security, the number of which is to be calculated by the dividing:

(a)	if paragraph (b) does not apply, the amount outstanding on the Convertible Security; or

(b)	if ASOF has given a notice under clause 5(a)(iii), that amount of Convertible Security advised by ASOF in that notice,

by the Issue Price, rounded up to the nearest whole number.

Corporations Act means the Corporations Act 2001 (Cth).

Debt Forgiveness means the deed of debt forgiveness entered into between ASOF and the Company dated 3 November 2011.

Debt Forgiveness Notes means 11,327,383 Secured Notes.

Deposit means $400,000, being the aggregate of the First Tranche Deposit and the Second Tranche Deposit.

Doyle Notes means 9,790,266 Secured Notes.

Doyle Note Deed means the letter deed: declaration of trust – Metal Storm convertible notes between Andrew Doyle of 329 River Valley Road, #12-02 Yong An Park, Singapore and ASOF dated 10 November 2011.

Escrow Account means:

St George Bank

CP1, Level 1, 345 Queen Street

Brisbane Qld 4000

HopgoodGanim Trust Account

BSB: 334 040

A/C: 5519 41309

Swift Code: SGBLAU2S.

Existing ASOF Obligations means the obligations of ASOF set out in clauses 2.2(a) and 2.2(b)(i).

Execution Date means the date the last of the parties executes this document.

Fee Shares means 250,000,000 Shares to be issued at a nominal issue price of $0.0008 payable as Luxinvest’s fee for payment of the Deposit.

First Tranche Deposit has the meaning given in clause 3.1(a)(i).

Harmony means Harmony Investment Fund Limited.

Harmony Notes means 97,902,659 Secured Notes.

© Corrs Chambers Westgarth

Harmony Notes Purchase Document means the deed of assignment of Secured Notes entered into between Harmony, ASOF and the Company dated 17 October 2011 in respect of the Harmony Notes.

Insolvency Event means in relation to a corporation:

(a)	a winding up or liquidation (whether voluntary or involuntary), provisional liquidation, dissolution, bankruptcy or other analogous proceeding;

(b)	an arrangement, assignment, composition or moratorium with or for the benefit of creditors or any class or group of creditors (including an administration or arrangement under Part 5.3A of the Corporations Act);

(c)	an administrator, controller (as that term is defined in the Corporations Act), trustee, provisional liquidator, liquidator or any other person holding or appointed to an analogous office or acting or purporting to act in an analogous capacity is appointed in respect of the Company or any of its property;

(d)	an application being made which is not dismissed or withdrawn within 10 Business Days for an order, resolution being passed or proposed, a meeting being convened or any other action being taken to cause or consider anything described in paragraphs (a) to (c) (inclusive) above; or

(e)	the corporation stating it is unable to pay its debts when they fall due.

Issue Price means $0.0009 per Share.

Losses means losses, claims, damages, liabilities, awards, demands and expenses including all judgements, amounts paid in settlements, reasonable solicitors’ fees and costs and attorney fees and disbursements, and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit or investigation, pending or threatened, and the costs of enforcement.

Luxinvest Agreement means the agreement between Luxinvest and the Company dated on or about the date of this document for the issue of Shares at an issue price of $0.0008 for each Share to Luxinvest for a total subscription price of $4.65 million, in the form set out in annexure A.

Note Escrow Deed means the note escrow deed entered into between the Company and ASOF dated 3 November 2011.

Noteholders means holders of the Secured Notes and the Company’s unsecured interest bearing notes convertible notes which are convertible into Shares and are traded on ASX under the ticker code MSTG.

Note Restriction Period has the meaning given in clause 4.1(b).

Note Terms means the terms governing the Secured Notes as amended from time to time.

Original Director has the meaning given in clause 11.2(c).

Prescribed Arrangement has the meaning given in clause 10.2.

© Corrs Chambers Westgarth

Prescribed Events of Default has the meaning given in clause 2.5(b).

Prescribed Period has the meaning given in clause 2.5(b).

Prohibited Transaction has the meaning given in clause 10.1.

Redemption Amount means $1.7 million.

Redemption Notes means 66,414,640 Secured Notes.

Relevant Law has the meaning given in clause 18(a).

Second Tranche Completion has the meaning given to that term in the Luxinvest Agreement.

Second Tranche Deposit has the meaning given in clause 3.1(a)(ii).

Secured Notes means the Company’s convertible notes, which are secured by a fixed and floating charge over the assets of the Company, do not bear interest, are convertible into Shares and are quoted on ASX under the ticker code MSTGA.

Security Interest means:

(a)	a security interest under the Personal Property Securities Act 2009 (Cth); or

(b)	an interest or power:

(i)	reserved in or over an interest in any asset including any retention of title; or

(ii)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes any document to grant or create any of the above.

Share means a fully paid ordinary share in the capital of the Company.

Shareholder means a holder of a Share.

Share Restriction Period has the meaning given in clause 8.1(b).

Subscription Amount means $400,000.

Subscription Note means an unsecured subordinated convertible security to be issued on the terms set in annexure B, with a face value of $300,000.

Subscription Securities means the Subscription Note and the Subscription Shares.

Subscription Shares means 125,000,000 Shares.

Terminating Party has the meaning given in clause 14.4.

Termination Date has the meaning given in clause 7.5.

Threshold Obligations has the meaning given in clause 2.1.

© Corrs Chambers Westgarth

1.2	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Brisbane, Queensland, Australia;

(vii)	“$” or “dollars” is a reference to Australian currency;

(viii)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(ix)	writing includes:

(A)	any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions; and

(B)	words created or stored in any electronic medium and retrievable in perceivable form;

(x)	this document includes all schedules and annexures to it; and

(xi)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

© Corrs Chambers Westgarth

(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day;

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded; and

(i)	payments to a party pursuant to this document must be by bank cheque or by direct bank transfer in cleared funds to an account number nominated by the payee a reasonable time before payment is to be made, unless the payer and payee agree otherwise.

1.3	Headings

Headings do not affect the interpretation of this document.

2	Transaction overview

2.1	Luxinvest Agreement

The Company must:

(a)	execute the Luxinvest Agreement; and

(b)	provide a certified copy of, the fully executed Luxinvest Agreement to ASOF,

on the Execution Date (Threshold Obligations).

2.2	Secured Note transaction

(a)	On the Company discharging the Threshold Obligations, ASOF must use reasonable endeavours to complete the Harmony Notes Purchase Document in accordance with its terms.

(b)	On completion of the Harmony Notes Purchase Document, ASOF must:

(i)	take all steps required of it under the Doyle Note Deed to transfer the Doyle Notes to Andrew Doyle in the manner prescribed under the trust deed for the Secured Notes and in accordance with the Doyle Note Deed;

(ii)	as soon as practicable procure that the Debt Forgiveness Notes are placed in a holding lock in accordance with the Debt Forgiveness; and

(iii)	as soon as practicable comply with the restrictions in clause 4 in relation to the Redemption Notes and the Conversion Notes.

(c)	At Completion:

(i)	the Redemption Notes must be redeemed by the Company by the payment of the Redemption Amount and subsequently cancelled in accordance with clause 7.4(a);

(ii)	the Conversion Notes must be converted into the Conversion Shares in accordance with clause 7.4(b);

© Corrs Chambers Westgarth

(iii)	the Conversion Shares must be escrowed in accordance with clause 8; and

(iv)	the Debt Forgiveness Notes must be redeemed and cancelled in accordance with the Debt Forgiveness.

2.3	Convertible Security transaction

(a)	At Completion the Convertible Security must, following an election made by ASOF under clause 5, either be:

(i)	converted in whole or in part into the Convertible Security Shares in accordance with clause 7.4(e); and

(ii)	redeemed in whole or in part for the Convertible Security Redemption Amount in accordance with clause 7.4(f).

(b)	The Convertible Security Shares issued under clause 7.4(e) will have the transfer restrictions contained in clause 9.

2.4	Luxinvest transaction

At Completion:

(a)	Luxinvest is entitled to the Deposit and under clause 3.1(c)(i) directs the Escrow Agent to pay Deposit to the Company as the Subscription Amount for the Subscription Securities; and

(b)	the Company will issue the Subscription Securities and the Fee Shares to Luxinvest in accordance with clause 7.4(g).

2.5	Convertible Security Agreement

(a)	The parties agree that this document prevails to the extent of any inconsistency with the Convertible Security Agreement. For the avoidance of doubt, the conversion and redemption of the Convertible Security contemplated by this document will be governed by the terms of this document.

(b)	ASOF agrees to waive (ASOF Waiver) any right it has to take action against the Company under the Convertible Security Agreement for an Event of Default (as that term is defined in the Convertible Security Agreement) which occurs after the date of this document up to the date of Completion (Prescribed Period) as a result of the entry into and completion of the transactions contemplated by this document or the Luxinvest Agreement (Prescribed Events of Default).

(c)	The ASOF Waiver shall not constitute or be deemed to constitute a waiver of any other rights of ASOF under or arising out of the Convertible Security Agreement for an Event of Default other than the Prescribed Events of Default occurring within the Prescribed Period and on the express terms of the ASOF Waiver.

(d)	Nothing in this document will restrict or prevent ASOF from converting the Convertible Security in accordance with the terms of the Convertible Security Agreement prior to giving the notice of its intention to convert or redeem the Convertible Security under clause 5.

© Corrs Chambers Westgarth

(e)	Any Shares issued as a result of ASOF converting the Convertible Security under clause 2.5(d) will be subject to the restrictions in clause 9.

3	Deposit

3.1	Payment of Deposit

(a)	Luxinvest must pay the Deposit to the Escrow Agent as follows:

(i)	$200,000 within three Business Days of the Company receiving evidence from ASOF of its compliance with the Existing ASOF Obligations (First Tranche Deposit); and

(ii)	$200,000 within five Business Days of the payment of the First Tranche Deposit (Second Tranche Deposit).

(b)	The Deposit must be held by the Escrow Agent in the Escrow Account. Any interest earned on the Deposit must be accounted for and paid to the recipient of the Deposit.

(c)	Without prejudice to a party’s other rights, if:

(i)	Completion occurs, Luxinvest is entitled to the Deposit and Luxinvest irrevocably directs the Escrow Agent to pay the Deposit to the Company as payment of the Subscription Amount;

(ii)	Completion does not occur, due to the default of ASOF, including ASOF’s failure to comply with the Existing ASOF Obligations or the failure of ASOF to use all reasonable endeavours to procure the satisfaction of the Condition contained in clause 6.2(c), the Deposit must be paid to Luxinvest; or

(iii)	Completion does not occur, for any other reason, the total amount held by the Escrow Agent must be paid to ASOF.

3.2	Effect on Luxinvest Agreement

The Company and Luxinvest agree that once Luxinvest has paid the Deposit under clause 3.1(a), the Luxinvest Agreement will be amended as follows:

(a)	the number of Shares in the definition of Second Tranche Shares is amended to “4,875,000,000”;

(b)	the number of Shares in the definition of Subscription Shares is amended to “5,312,500,000”;

(c)	the total subscription price in clause 3.1(a) is amended to “$4,250,000”; and

(d)	the payment amount for the Second Tranche Shares in the table in clause 3.2 is amended to “$3,900,000”.

© Corrs Chambers Westgarth

4	Escrow of Secured Notes before Completion

4.1	Restrictions on Redemption Notes and Conversion Notes

(a)	On payment of the Deposit in accordance with clause3.1(a), ASOF agrees that it must not do any of the following, without the prior written consent of the Company:

(i)	dispose of (including by the giving of a conversion notice under the Note Terms), or agree to sell, assign, transfer or otherwise dispose of the Redemption Notes or the Conversion Notes;

(ii)	create, agree to, or offer to create, or permit to be created, any encumbrance or Security Interest over any of the Redemption Notes or the Conversion Notes;

(iii)	do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of, or creating any encumbrance or Security Interest over, any of the Redemption Notes or the Conversion Notes.

(b)	The restrictions in clause 4.1(a) will apply from the payment of the Deposit in accordance with clause 3.1(a) until the earlier of:

(i)	termination of this document; or

(ii)	Completion,

(Note Restriction Period).

4.2	Holding lock

(a)	ASOF irrevocably agrees to the application of a holding lock to the Redemption Notes and the Conversion Notes during the Note Restriction Period.

(b)	The Company irrevocably agrees to immediately release the holding lock (if required by ASOF) on expiration of the Note Restriction Period.

(c)	ASOF agrees to do all reasonable things and execute all documents necessary to comply with clause 4.2(a), including to facilitate:

(i)	the transfer of the Redemption Notes and the Conversion Notes to the Company’s issuer sponsored sub-register; and

(ii)	the application of a holding lock.

(d)	The Company agrees to do all reasonable things and execute all documents necessary to release the holding lock in accordance with clause 4.2(b).

4.3	ASOF acknowledgement

ASOF acknowledges and agrees that the Company may refuse to acknowledge, deal with, accept or register any sale, assignment or transfer of any of the Redemption Notes or the Conversion Notes during the Note Restriction Period.

© Corrs Chambers Westgarth

4.4	Debt Forgiveness Notes

The Debt Forgiveness Notes must be placed in a holding lock in accordance with the Note Escrow Deed.

4.5	Voting

ASOF irrevocably agrees (if it is not excluded from voting) to vote the Redemption Notes, the Conversion Notes and the Debt Forgiveness Notes in favour of the resolutions to be put to Noteholders for approval as required by clause 6.

5	Convertible Security election

(a)	ASOF may, in its sole discretion by giving notice to Company in writing no later than two Business Days before Completion irrevocably elect to:

(i)	convert all of the Convertible Security into Convertible Security Shares at the Issue Price;

(ii)	redeem all of the Convertible Security for the Convertible Security Redemption Amount; or

(iii)	convert a specific amount of the Convertible Security identified in the notice into Convertible Security Shares and redeem the balance of the Convertible Security for the Convertible Security Redemption Amount.

(b)	If ASOF elects to convert some or all of the Convertible Security into Convertible Security Shares and the issue of the Convertible Security Shares would result in ASOF and its associates having voting power in the Company exceeding 19.99% in aggregate:

(i)	the Company must only issue the Convertible Security Shares that do not exceed that threshold; and

(ii)	ASOF will be deemed to have elected to redeem the balance of the Convertible Security.

In this clause, the terms associate and voting power have the meaning given in the Corporations Act.

6	Conditions

6.1	Obligations of the parties are conditional

(a)	The obligations of the Company and Luxinvest under this document are conditional on and subject to ASOF complying with the Existing ASOF Obligations within two Business Days of the Execution Date.

(b)	The obligations of ASOF under this document are conditional on and subject to the Company discharging the Threshold Obligations on the Execution Date

© Corrs Chambers Westgarth

6.2	Obligations at Completion are conditional

The obligations of the parties at Completion are conditional on and subject to the following conditions being satisfied or waived on or before the Conditions Date:

(a)	Shareholder approvals having been obtained in one or more Shareholder meetings for the issue of Shares to Luxinvest under the Luxinvest Agreement and the issue of Shares and the Subscription Note under this document for the purposes of:

(i)	ASX Listing Rule 7.1; and

(ii)	section 611 item 7 of the Corporations Act;

(b)	Shareholder approvals having been obtained for:

(i)	the issue of the Conversion Shares to ASOF at the Issue Price for the purposes of ASX Listing Rule 7.1; and

(ii)	the amendment of the Note Terms to permit redemption of the Redemption Notes;

(c)	approval of the Noteholders having been obtained for the amendment of the Note Terms:

(i)	to permit the redemption of the Redemption Notes; and

(ii)	to amend the price at which the Conversion Notes will be converted, to the Issue Price; and

(d)	completion of the Luxinvest Agreement in accordance with its terms.

6.3	Obligations of parties in relation to Conditions

(a)	The Company and ASOF must each use their best endeavours to ensure that the Conditions are satisfied as soon as is reasonably practicable after the date of this document.

(b)	The Company must use its best endeavours to convene a meeting to seek the Shareholder approvals referred to in clause 6.2(b) and the Noteholder approvals referred to in clause 6.2(c) no later than the time for convening the last of the meetings to obtain the Shareholder approvals in clause 6.2(a).

6.4	Waiver

(a)	The Conditions in clauses 6.1(a), 6.2(a) and 6.2(b)(i) are for the benefit of the Company only and may be waived by the Company at any time on or before the Conditions Date by giving notice in writing to ASOF.

(b)	The Condition in clause 6.1(b) is for the benefit of ASOF only and may be waived by ASOF at any time on or before the Conditions Date by giving notice in writing to the Company.

(c)	The Conditions in clauses 6.2(b)(ii), 6.2(c) and 6.2(d) are for the benefit of the Company and ASOF jointly and may only be waived with the written consent of both parties.

© Corrs Chambers Westgarth

7	Completion

7.1	Date, time and place

(a)	Completion must take place on the date which is four Business Days after the last of the Conditions is satisfied or waived in accordance with clause 6.4 or such other date as may be agreed in writing by the parties (Completion Date).

(b)	Completion will take place at 10.00 am at the offices of Corrs Chambers Westgarth lawyers in Brisbane or at any other time and place agreed in writing by the parties.

7.2	Completion deliverables – ASOF

At Completion, ASOF must deliver to the Company:

(a)	a conversion notice under the Note Terms for the Conversion Notes which is subject to and has effect from Completion; and

(b)	if clauses 5(a)(i) or 5(a)(iii) apply, a conversion notice under the Convertible Security Agreement which is subject to and has effect from Completion.

7.3	Completion deliverables – Escrow Agent

On Completion, the Escrow Agent must release the Deposit to the Company in payment of the Subscription Amount.

7.4	Completion deliverables – the Company

On Completion, the Company must:

(a)	redeem and cancel the Redemption Notes and pay the Redemption Amount to ASOF;

(b)	issue the Conversion Shares to ASOF;

(c)	apply to ASX for quotation of the Conversion Shares;

(d)	arrange for the despatch of a holding statement in respect of the Conversion Shares;

(e)	if ASOF elects to convert some or all of the Convertible Security in accordance with clause 5:

(i)	issue the Convertible Security Shares;

(ii)	issue a notice in accordance with sections 708A(5) and (6) of the Corporations Act to ASX in respect of the Convertible Security Shares;

(iii)	apply to ASX for quotation of the Convertible Security Shares; and

(iv)	arrange for the despatch of a holding statement in respect of the Convertible Security Shares;

© Corrs Chambers Westgarth

(f)	if ASOF elects to redeem some or all of the Convertible Security in accordance with clause 5, pay to ASOF an amount calculated as required below rounded up to the nearest whole dollar (Convertible Security Redemption Amount):

N	=	A + (AxB)

where:

N	=	the Convertible Security Redemption Amount;

A	=	the dollar amount of the Convertible Security to be redeemed, as specified in the notice given under clause 5(a) or deemed under clause 5(b), rounded up to the nearest whole dollar; and

B	=	50 per cent;

(g)	issue the Subscription Securities and the Fee Shares to Luxinvest;

(h)	issue a notice in accordance with sections 708A(5) and (6) of the Corporations Act to ASX in respect of the Subscription Shares and the Fee Shares;

(i)	apply to ASX for quotation of the Subscription Shares and the Fee Shares; and

(j)	arrange for the despatch of a holding statement in respect of the Subscription Shares and the Fee Shares.

7.5	Termination of Convertible Security Agreement

(a)	On the first anniversary of Completion (Termination Date), the Convertible Security Agreement will automatically terminate and will cease to be of any further force and effect.

(b)	Despite clause 16.1 of the Convertible Security Agreement, the parties agree that on and from the Termination Date, no clauses survive termination of the Convertible Security Agreement.

(c)	The parties acknowledge that, with effect from the Termination Date:

(i)	they have no further obligations or liability under the Convertible Security Agreement; and

(ii)	each party provides a full and final release to the other party of any past breaches of the Convertible Security Agreement.

(d)	If ASOF has notified the Company in writing prior to the Termination Date that it considers that a breach of the Convertible Security Agreement has occurred, the release provided under clause 7.5(c) will not extend to that notified breach if ASOF commences legal proceedings in respect of the breach within three months of notifying the Company that that breach has occurred.

7.6	Completion dependent on no Insolvency Event

(a)	Notwithstanding anything else in this document, the obligations of ASOF at Completion are conditional on and subject to the receipt of a certificate from any two directors of the Company at Completion certifying that the Company has not suffered an Insolvency Event.

© Corrs Chambers Westgarth

(b)	The condition in clause 7.6(a) is for the benefit of ASOF only and may be waived by ASOF at any time by giving notice in writing to the Company.

(c)	The Company must notify ASOF as soon as it becomes aware that an Insolvency Event has occurred.

7.7	Interdependence of obligations

(a)	The obligations of:

(i)	the parties in respect of Completion; and

(ii)	the Company and Luxinvest under the Luxinvest Agreement, will be interdependent.

(b)	Completion under this document and the Second Tranche Completion under the Luxinvest Agreement will become unconditional when all completion deliveries and payments under:

(i)	this document; and

(ii)	the Luxinvest Agreement for the Second Tranche Completion have been made.

8	Escrow of Conversion Shares

8.1	Restriction on Conversion Shares

(a)	Immediately following the issue of the Conversion Shares, ASOF agrees that it must not do any of the following, without the prior written consent of the Company:

(i)	dispose of, or agree to sell, assign, transfer or otherwise dispose of the Conversion Shares;

(ii)	create, agree to, or offer to create, or permit to be created, any encumbrance or Security Interest over any of the Conversion Shares;

(iii)	do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of, or creating any encumbrance or Security Interest over, any of the Conversion Shares.

(b)	The restrictions in clause 8.1(a) will apply from the Execution Date until the earlier of:

(i)	if clause 8.1(b)(ii) does not apply, six months from the Execution Date; or

(ii)	if the Company completes a transaction or series of transactions in the six months after the Execution Date under which the Company raises, in addition to the Luxinvest Agreement, an aggregate amount of at least $5 million, 12 months from the Execution Date,

(Share	Restriction Period).

© Corrs Chambers Westgarth

8.2	Holding lock

(a)	ASOF irrevocably agrees to the application of a holding lock to the Conversion Shares during the Share Restriction Period.

(b)	The Company irrevocably agrees to immediately release the holding lock on expiration of the Share Restriction Period.

(c)	ASOF irrevocably appoints the Company as its attorney to do all things and execute all documents necessary to comply with clause 8.2(a), including to facilitate:

(i)	the transfer of the Conversion Shares to the Company’s issuer sponsored sub-register; and

(ii)	the application of a holding lock.

(d)	The Company agrees to do all reasonable things and execute all documents necessary to release the holding lock in accordance with clause 8.2(b).

8.3	ASOF acknowledgement

ASOF acknowledges and agrees that the Company may refuse to acknowledge, deal with, accept or register any sale, assignment or transfer of any of the Conversion Shares during the Share Restriction Period.

9	Restriction on Convertible Security Shares

(a)	If ASOF is issued Convertible Security Shares or Shares as permitted by clause 2.5(d), it may only sell:

(i)	50% of those Shares at a Share price equal to or greater than $0.002; and

(ii)	the remaining 50% of those Shares at a Share price equal to or greater than $0.003.

(b)	The restriction in clause 9(a) will apply from the date of issue of the Convertible Security Shares or Shares as permitted by clause 2.5(d) until the earlier of:

(i)	termination of this document; or

(ii)	12 months after the Completion Date.

© Corrs Chambers Westgarth

10	Further capital raising

10.1	No Prohibited Transactions

(a)	The Company must not:

(i)	enter into any transaction with a third party or third parties, in which the Company issues or sells any debt, equity or equity-linked securities (including options) that are convertible into, exchangeable or exercisable for, or include the right to receive Shares:

(A)	at a conversion, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares;

(B)	at a conversion, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events; or

(C)	at a fixed issue price, conversion, exercise or exchange rate; or

(ii)	issue any securities in a capital or debt raising transaction or series of related transactions which grant an investor the right to receive additional securities based upon future transaction of the Company on terms more favourable than those granted to such investor in such first transaction or series of related transactions, and are deemed to include transactions generally referred to as equity lines of credit and stand-by equity distributions, and convertible securities and loans having a similar effect (Prohibited Transactions).

(b)	For the avoidance of doubt, the Company may:

(i)	undertake any rights issue or share purchase plan; or

(ii)	enter into any Prescribed Arrangement where clause 10.2(a)(iv) applies.

(c)	This clause 10.1 will apply from the Execution Date until the date that is 12 months after Completion.

10.2	Right of first refusal

(a)	If the Company wishes to undertake a transaction with a third party that would be a Prohibited Transaction:

(i)	the Company must notify ASOF in writing that it intends to enter into a transaction with a third party that would otherwise be a Prohibited Transaction (Prescribed Arrangement);

(ii)	the Company must offer ASOF the first right to enter into the Prescribed Arrangement on the same terms as those proposed to the third party;

(iii)	ASOF must either accept for some or all of the total amount to be raised under the Prescribed Arrangement or decline to enter into the Prescribed Arrangement within five Business Days of receipt of the notification under clause 10.2(a)(i);

© Corrs Chambers Westgarth

(iv)	if ASOF declines to enter into the Prescribed Arrangement or does not respond within five Business Days, the Company may enter into the Prescribed Arrangement on the same terms as those offered to ASOF; and

(v)	if ASOF accepts for part only of the Prescribed Arrangement, the Company may enter into the balance of the Prescribed Arrangement with a third party.

(b)	This clause 10.2 will apply from Completion until the date that is 12 months after Completion.

10.3	Transaction requiring ASOF consent

(a)	The Company shall not be entitled to undertake a transaction with a third party or third parties, in which the Company issues or sells any debt, equity or equity-linked securities (including options) that are convertible into, exchangeable or exercisable for, or include the right to receive Shares at an issue price, conversion, exercise or exchange rate or other price of less than $0.0008 per Share and where the amount raised by, or the consideration paid to, the Company is more than $2,000,000, without the prior written consent of ASOF.

(b)	This clause 10.3 will apply from the Execution Date until the date that is 12 months after Completion.

11	Board nominee

11.1	Right to nominate ASOF Director

ASOF has the right, but not the obligation, to nominate one director to the Board (ASOF Director), provided that such nominee director is acceptable to the Board.

11.2	Appointment of ASOF Director

(a)	The Company agrees that it will, within five Business Days of receiving a signed consent from an ASOF Director who is acceptable to the Board acting at all times reasonably, appoint the ASOF Director to the Board.

(b)	ASOF acknowledges that the ASOF Director appointed under this clause 11.2 holds office only until the next general meeting of the Company and is then eligible for election at that meeting.

(c)	If the ASOF Director is not re-elected (Original Director) at the general meeting, then provided ASOF retains Shares in the Company, ASOF has the right but not the obligation to nominate a replacement for the Original Director who is acceptable to the Board acting at all times reasonably.

11.3	Terms of appointment

Any ASOF Director appointed under this document must be appointed on the same terms as the other non-executive directors of the Company, including remuneration.

© Corrs Chambers Westgarth

11.4	Operation of clause

This clause 11 will apply from the date of Completion until the date that is 12 months after Completion.

12	Warranties by Company

12.1	Company warranties

(a)	The Company acknowledges that ASOF has entered into this document in reliance on the Company’s representations and warranties set out in clause 12.2.

(b)	The Company gives to ASOF the representations and warranties set out in clause 12.2 to the best of its knowledge and belief. Each representation and warranty is a separate representation and warranty and is in no way limited by any other representation and warranty.

(c)	The Company shall immediately notify ASOF upon becoming aware of any breach or representation or warranty given by the Company under clause 12.2.

(d)	Each of the representations and warranties in clause 12.2 are given as at the date of this document.

12.2	Corporate power and authority

(a)	The Company:

(i)	is a body corporate validly existing under the laws of its place of incorporation or establishment; and

(ii)	has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document.

(b)	This document is a valid and binding obligation on the Company in accordance with its terms and conditions.

(c)	Neither the execution nor performance of this document nor any transaction contemplated under this document will violate in any material respect any provision of:

(i)	any judgement binding on the Company;

(ii)	the company’s constituent documents; and

(iii)	any applicable law binding on the Company.

12.3	Indemnity

ASOF shall not be liable to the Company, and the Company shall indemnify and hold harmless ASOF from and against any and all Losses that arise out of, are based on, relate to, or are incurred in connection with, any of the following:

(a)	a breach or non-performance by the Company of its covenants under this document; or

© Corrs Chambers Westgarth

(b)	a breach or inaccuracy of any of the Company’s representations or warranties made in this document.

13	Warranties by ASOF

13.1	ASOF warranties

(a)	ASOF acknowledges that the Company has entered into this document in reliance on ASOF’s representations and warranties set out in clause 13.2.

(b)	ASOF gives to the Company the representations and warranties set out in clause 13.2 to the best of its knowledge and belief. Each representation and warranty is a separate representation and warranty and is in no way limited by any other representation and warranty.

(c)	ASOF shall immediately notify the Company upon becoming aware of any breach or representation or warranty given by ASOF under this document.

(d)	Each of the representations and warranties in clause 13.2 are given as at the date of this document.

13.2	Corporate power and authority

(a)	ASOF:

(i)	is a validly existing limited partnership under the laws of its place of establishment; and

(ii)	has the requisite power and authority to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document.

(b)	This document is a valid and binding obligation on ASOF in accordance with its terms and conditions.

(c)	Neither the execution nor performance of this document nor any transaction contemplated under this document will violate in any material respect any provision of:

(i)	any judgement binding on ASOF;

(ii)	ASOF’s limited partnership agreement; and

(iii)	any applicable law binding on ASOF.

14	Termination

14.1	Termination by the Company

The Company may terminate this document by written notice given to ASOF at any time prior to Completion if ASOF does not discharge the Existing ASOF Obligations in the time prescribed in clause 6.1.

© Corrs Chambers Westgarth

14.2	Termination by ASOF

ASOF may terminate this document by written notice to the Company at any time prior to Completion if:

(a)	the Company does not discharge the Threshold Obligations on the Execution Date; or

(b)	Luxinvest does not pay the Deposit in accordance with clause 3.1(a).

14.3	Termination by either party

Either ASOF or the Company may terminate this document by written notice to all other parties:

(a)	before Completion:

(i)	if (and as soon as) any Condition has become incapable of satisfaction and that Condition has not been waived in accordance with clause 6.4; or

(ii)	if any Condition is not satisfied or waived by:

(A)	the Conditions Date; or

(B)	such other date as the Company and ASOF may agree in writing; or

(b)	at any time:

(i)	if the Company has suffered an Insolvency Event;

(i)	if ASOF or the Company, as applicable, fails to comply with any material term of this document that is capable of remedy and following notice from the first party fails to remedy the non-compliance by two Business Days after such notice; or

(ii)	if ASOF or the Company, as applicable, fails to comply with any material term of this document and the non-compliance is incapable of remedy.

14.4	Inability to rely on termination event

A party (Terminating Party) must not seek to terminate this document under clause 14.3(a) where the non-satisfaction of any Condition arises as a result of the Terminating Party’s act or omission, including the Terminating Party’s breach of clause 6.3.

14.5	Effect of termination

If this document is terminated:

(a)	the waiver given by ASOF under clause 2.5(b) ceases to be of effect;

(b)	the Deposit must be released in accordance with clause 3.1(c);

(c)	the Redemption Notes and the Conversion Notes are released from the restrictions under clause 4;

© Corrs Chambers Westgarth

(d)	the parties are released from their obligations to further perform this document, other than clause 16; and

(e)	each party retains the rights it has against any other party in respect of any past breach.

15	Notices

15.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

15.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current address for notices;

(c)	sent to the party’s current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by fax to the party’s current fax number for notices; or

(e)	emailed to the email address last notified by the addressee.

15.3	Particulars for delivery of notices

(a)	The particulars for delivery of notices are initially:

Company

Delivery address	29 Sudbury Street, Darra, Queensland 4076 Australia

Postal address	PO Box 3221, Darra, Queensland 4076 Australia

Fax	+61 7 3147 8610

Attention	Managing Director

Email	Ifinniear@metalstorm.com

with a copy to Corrs Chambers Westgarth:

Delivery address	Level 34 Waterfront Place, 1 Eagle Street, Brisbane, Queensland 4000 Australia

Postal address	GPO Box 9925, Brisbane, Queensland 4001 Australia

Fax	+61 7 3228 9444

Attention	Teresa Handicott / Stephanie Daveson

Email	teresa.handicott@corrs.com.au and stephanie.daveson@corrs.com.au

© Corrs Chambers Westgarth

Luxinvest

Delivery address	2, rue Wilson, L-2732, Luxembourg

Postal address	2, rue Wilson, L-2732, Luxembourg

Fax	+ 352 24 87 33 81

Attention	Alain Mestat

Email	denis.bour@luxinvest.lu

ASOF

Delivery address	370 Lexington Avenue, Suite 1900, New York NY 10017 USA

Postal address	370 Lexington Avenue, Suite 1900, New York NY 10017 USA

Fax	+ 1 646-309-6788

Attention	Jeff Easton Arlene Brownstein

Email	JEaston@thelindpartners.com ABrownstein@thelindpartners.com

Escrow Agent

Delivery address	Level 8, Waterfront Place, 1 Eagle Street, Brisbane, Queensland 4000 Australia

Postal address	PO Box 7822, Waterfront Place QLD 4001, Australia

Fax	+61 7 3024 0300

Attention	Michael Hansel / Brian Moller

Email	m.hansel@hopgoodganim.com.au b.moller@hopgoodganim.com.au

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

15.4	Communications by post

Subject to clause 15.7, a communication is given if posted:

(a)	within Australia to an Australian address, three Business Days after posting; or

© Corrs Chambers Westgarth

(b)	in any other case, ten Business Days after posting.

15.5	Communications by fax

Subject to clause 15.7, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

15.6	Communication by email

Subject to clause 15.7, a communication is given if sent by email, when a delivery confirmation report is received by the sender, unless subsequently the sender receives a delivery failure notification, indicating that the electronic mail has not been delivered.

15.7	After hours communications

If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

15.8	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 15 or in accordance with any applicable law.

16	General

16.1	Legal costs

(a)	Except as expressly stated otherwise in this clause 16.1, each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this document.

(b)	ASOF acknowledges that the Company has paid $10,000 in payment of ASOF’s legal and other costs and expenses.

16.2	Amendment

This document may only be varied or replaced by a document executed by the parties.

16.3	Waiver and exercise of rights

(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

© Corrs Chambers Westgarth

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

16.4	Rights cumulative

Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

16.5	Consents

Except as expressly stated otherwise in this document, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

16.6	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

16.7	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Queensland.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Queensland and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

16.8	Assignment

(a)	A party must not assign or deal with any right under this document without the prior written consent of the other parties.

(b)	Any purported dealing in breach of this clause is of no effect.

16.9	Liability

An obligation of two or more persons binds them separately and together.

16.10	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

16.11	Entire understanding

(a)	This document contains the entire understanding between the parties as to the subject matter of this document.

(b)	All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters.

© Corrs Chambers Westgarth

(c)	No oral explanation or information provided by any party to another:

(i)	affects the meaning or interpretation of this document; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the parties.

16.12	Relationship of parties

This document is not intended to create a partnership, joint venture or agency relationship between the parties.

17	Appointment of Escrow Agent

(a)	The Escrow Agent is appointed as escrow agent of the parties on the terms of this deed.

(b)	The Escrow Agent accepts its appointment as escrow agent of the parties and agrees to hold and/or deal with the Deposit on terms set out in this deed.

18	Court Direction

(a)	The Escrow Agent will not be required to take any action, make any release, transfer or distribution or otherwise do anything under this deed (Action) which in the opinion of the Escrow Agent may result in the Escrow Agent contravening:

(i)	any applicable insolvency law or other relevant law (Relevant Law) of any relevant jurisdiction;

(ii)	any direction or written notification given jointly by ASOF and the Company (Relevant Direction),

and the Escrow Agent is entitled to seek directions from a court of competent jurisdiction before taking any Action if it considers that such Action may cause the Escrow Agent to or result in the Escrow Agent contravening any Relevant Law or Relevant Direction.

(b)	The Escrow Agent may otherwise apply to a court of competent jurisdiction to seek directions in relation to any matter arising in connection with this deed and act in accordance with such directions given.

19	Liability of Escrow Agent

19.1	Duties

The duties of the Escrow Agent will be determined solely by the express provisions of this deed.

© Corrs Chambers Westgarth

19.2	Failure by the parties

The Escrow Agent is not responsible for any failure or inability of the parties to perform or comply with any of the provisions of this deed.

19.3	Reliance

The Escrow Agent will not incur any liability:

(a)	acting and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent reasonably believes to be genuine and duly authorised and to have been signed or presented by a party to this deed;

(b)	acting in accordance with any Relevant Law;

(c)	applying to a court of competent jurisdiction to seek directions in relation to any matter arising in connection with this deed; or

(d)	acting and relying upon any Relevant Direction which the Escrow Agent reasonably believes to be genuine and duly authorised.

19.4	Error of judgement and mistake

The Escrow Agent is not liable for any Action or election not to take any Action, error of judgement, or for any act done or step taken or omitted by it in good faith, or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with this deed except for its own negligence or fraud.

19.5	Indemnity

Each of the parties jointly and severally agree to indemnify and hold harmless the Escrow Agent from and against any claim, cost, expense or liability (including without limitation tax liability and legal costs on a full indemnity basis) (Claim) however arising, made against, suffered or incurred by the Escrow Agent in connection with its acting as, or purporting to act as, Escrow Agent under this deed, including in respect of any court or other proceedings commenced by any person relating in any way to the Deposit or this deed except where a Claim arises from the Escrow Agent’s own wilful misconduct, negligence or fraud.

© Corrs Chambers Westgarth

Executed as a deed

Executed by Metal Storm Limited	)
)

/s/ Terence O’Dwyer		/s/ Lee Finniear
Company Secretary/Director		Director

Terence O’Dwyer		Lee Finniear
Name of Company Secretary/Director (print)		Name of Director (print)

Executed by The Lind Partners, LLC	)
as General Partner of Australian	)
Special Opportunity Fund LP	)
)

/s/ Jeff Easton
Managing Director

Jeff Easton
Name of Managing Director (print)

Executed by Luxinvest Capital	)
Advisors S.A.	)

/s/ Alain Mestat
Alain Mestat
Principal

© Corrs Chambers Westgarth

Signed sealed and delivered by

HopgoodGanim by its authorised signatory

in the presence of

/s/ Katherine Hammond	/s/ Michael Hansel
Signature of Witness	Signature of Authorised Signatory

Katherine Hammond	Michael Hansel
Print full name of Witness	Name of Authorised Signatory

© Corrs Chambers Westgarth

Annexure A

Luxinvest Agreement

© Corrs Chambers Westgarth

Final

12 March 2012

Metal Storm Limited

Luxinvest Capital Advisors S.A.

Subscription

Agreement

© Corrs Chambers Westgarth

Contents

1	Interpretation		1
	1.1	Definitions	1
	1.2	Construction	2
	1.3	Headings	3

2	Conditions		3
	2.1	Obligations under this document are conditional	3
	2.2	Obligations of parties in relation to Conditions	3
	2.3	Notice	3
	2.4	Waiver	3

3	Subscription		4
	3.1	Subscription obligation	4
	3.2	Subscription Shares	4
	3.3	Issue of Subscription Shares	4
	3.4	Termination of obligation of Investor to subscribe for Subscription Shares	4

4	Investor nominee		5

5	Provision of information		5

6	Warranties		5
	6.1	Warranties	5
	6.2	Corporate power and authority	6
	6.3	Official quotation	6
	6.4	Solvency	6

7	Termination		7
	7.1	Right of termination	7
	7.2	Effect of termination	7
	If this document is terminated:		7

8	Acknowledgements by the Investor		7

9	Notices		8
	9.1	General	8
	9.2	How to give a communication	8
	9.3	Particulars for delivery of notices	8
	9.4	Communications by post	9
	9.5	Communications by fax	9
	9.6	After hours communications	9
	9.7	Process service	9

10	General		9
	10.1	Legal costs	9
	10.2	Amendment	10
	10.3	Waiver and exercise of rights	10
	10.4	Rights cumulative	10

10.5	Consents	10
10.6	Further steps	10
10.7	Governing law and jurisdiction	10
10.8	Assignment	10
10.9	Liability	10
10.10	Counterparts	10
10.11	Entire understanding	11
10.12	Relationship of parties	11

Schedule – Conditions		12

page ii

Date

Parties

Metal Storm Limited ACN 064 270 006 of 29 Sudbury Street, Darra, Queensland 4076 Australia (Company)

Luxinvest Capital Advisors S.A. of 2 rue Wilson, L-2732, Luxembourg, Grand Duchy of Luxembourg (Investor)

Background

H	The Company has agreed to issue the Subscription Shares to the Investor and the Investor has agreed to subscribe for the Subscription Shares on the terms of this document.

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

ASX means ASX Limited or the securities market operated by it, as the context requires.

ASX Listing Rules means the listing rules of ASX as amended or waived from time to time.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Brisbane, Queensland, Australia.

Completion means First Tranche Completion and Second Tranche Completion, or any of them as the context requires.

Conditions means the conditions set out in the schedule.

Corporations Act means the Corporations Act 2001 (Cth).

First Tranche Completion means completion of the subscription for the First Tranche Shares under clause 3.2.

First Tranche Completion Date means the date that is two Business Days after Condition 1 has been satisfied or waived in respect of the First Tranche Shares.

First Tranche Shares means 437,500,000 Shares.

Second Tranche Completion means completion of the subscription for the Second Tranche Shares under clause 3.2.

Second Tranche Completion Date means the date that is two Business Days after the last of the Conditions have been satisfied or waived in respect of the Second Tranche Shares.

Second Tranche Shares means 5,375,000,000 Shares.

Share means a fully paid ordinary share in the capital of the Company.

Subsidiaries means:

(a)	Metal Storm Inc.;

(b)	ProCam Machine LLC;

(c)	Metal Storm USA Ltd; and

(d)	Digigun LLC,

and Subsidiary means any one of them.

Subscription Shares means 5,812,500,000 Shares, being the aggregate number of Shares the Investor agrees to subscribe for under this document.

1.2	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Brisbane, Queensland, Australia;

(vii)	“$” or “dollars” is a reference to Australian currency;

(viii)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(ix)	writing includes:

(A)	any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions; and

(B)	words created or stored in any electronic medium and retrievable in perceivable form;

(x)	this document includes all schedules and annexures to it; and

(xi)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

1.3	Headings

Headings do not affect the interpretation of this document.

2	Conditions

2.1	Obligations under this document are conditional

(a)	The obligation of the Investor at First Tranche Completion is conditional on and subject to Condition 1 being satisfied or waived.

(b)	The obligation of the Investor at Second Tranche Completion is conditional on and subject to each of the Conditions being satisfied or waived in respect of the Second Tranche Shares.

2.2	Obligations of parties in relation to Conditions

The Company and the Investor must each use their best endeavours to ensure that the Conditions are satisfied as soon as is reasonably practicable after the date of this document.

2.3	Notice

The Company and the Investor each agree to notify each other as soon as they become aware that a Condition has been satisfied, or has, or is likely to become, incapable of being satisfied.

2.4	Waiver

(a)	Condition 1 is for the benefit of the Company only and may be waived by the Company at any time giving notice in writing to the Investor.

(b)	Condition 2 is for the benefit of the Company and the Investor jointly and may only be waived with the written consent of both parties.

3	Subscription

3.1	Subscription obligation

(a)	The Investor agrees to subscribe for the Subscription Shares at an issue price of $0.0008 per Share for a total subscription price of $4,650,000 in the manner set out in this clause 3.

(b)	All payments by the Investor under this clause 3 must be made by bank cheque or telegraphic transfer of cleared funds to an account nominated by the Company, or as otherwise agreed between the Company and the Investor.

3.2	Subscription Shares

The Investor will subscribe for, and the Company will issue, the Subscription Shares in two tranches by the Investor making the following payments to the Company on or before each of the relevant payment dates set out below:

Subscription Shares	Payment amount	Payment date
First Tranche Shares	$350,000	First Tranche Completion Date
Second Tranche Shares	$4,300,000	Second Tranche Completion Date

3.3	Issue of Subscription Shares

Subject to the receipt of the requisite payment from the Investor under clause 3.2 and any application for Shares required under clause 4(c), at each Completion the Company must:

(a)	issue the relevant Subscription Shares to the Investor;

(b)	issue a notice in accordance with sections 708A(5) and (6) of the Corporations Act to ASX in respect of the relevant Subscription Shares;

(c)	apply to ASX for quotation of the relevant Subscription Shares; and

(d)	arrange for the despatch of a holding statement in respect of the relevant Subscription Shares.

3.4	Termination of obligation of Investor to subscribe for Subscription Shares

(a)	If Condition 1 in respect of the First Tranche Shares has not been satisfied or waived by 31 August 2012, the obligation of the Investor to subscribe for the First Tranche Shares will terminate.

(b)	If the Conditions in respect of the Second Tranche Shares have not been satisfied or waived by 3 September 2012, the obligation of the Investor to subscribe for those Shares will terminate.

4	Investor nominee

(a)	The Investor may nominate a person to be issued the Subscription Shares by providing written notice to the Company within five Business Day of the date of this document.

(b)	If the Investor does not make a nomination under clause 4(a), the Investor will be the person to be issued the Subscription Shares.

(c)	If the Investor does make a nomination under clause 4(a) then, before the date set for each Completion under clause 3.2, the Investor must provide a written application for Shares from the nominee to the Company in respect of the Subscription Shares to be issued to the nominee at that Completion.

5	Provision of information

From the date of this document, the Investor must:

(a)	afford to the Company, the Company’s legal representatives and any other parties appointed by the Company reasonable access to such documents, records and other information (subject to any existing confidentiality obligations owed to third parties) and such reasonable co-operation as the Company, the Company’s legal representatives and any other parties appointed by the Company reasonably require for the purpose of preparing the explanatory memorandum and notices convening the shareholders’ meetings required to consider and approve any of the resolutions described in the Conditions (including information in relation to any nominee of the Investor under clause 4); and

(b)	as soon as reasonably practicable provide the Company, the Company’s legal representatives and any other parties appointed by the Company with any information reasonably requested by them (including information in relation to any nominee of the Investor under clause 4).

6	Warranties

6.1	Warranties

(a)	The Company acknowledges that the Investor has entered into this document in reliance on the Company’s representations and warranties set out in clauses 12.2 to 6.4.

(b)	The Company gives to the Investor the representations and warranties set out in clauses 12.2 to 6.4 to the best of its knowledge and belief. Each representation and warranty is a separate representation and warranty and is in no way limited by any other representation and warranty.

(c)	The Company shall immediately notify the Investor upon becoming aware of any breach or representation or warranty given by the Company under this document.

(d)	Each of the representations and warranties in clauses 12.2 to 6.4 are given as at the date of this document.

6.2	Corporate power and authority

(a)	The Company:

(i)	is a body corporate validly existing under the laws of its place of incorporation or establishment; and

(ii)	has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document.

(b)	This document is a valid and binding obligation in accordance with its terms and conditions.

(c)	Neither the execution nor performance of this document nor any transaction contemplated under this document will violate in any material respect any provision of:

(i)	any judgement binding on the Company;

(ii)	the company’s constituent documents; and

(iii)	any applicable law binding on the Company.

6.3	Official quotation

(a)	The Company is admitted to the official list of ASX and its Shares are quoted by ASX.

(b)	The Company is in compliance in all material respects with the ASX Listing Rules.

6.4	Solvency

None of the following has occurred in relation to the Company or any of its Subsidiaries:

(a)	no resolution for their winding up has been passed and no meeting of members or creditors has been convened for that purpose;

(b)	no winding up application has been made to a court, and no event has occurred which would entitle any person to apply to a court to wind them up in insolvency;

(c)	no composition or arrangement has been entered into with any of their creditors;

(d)	no demand has been received under section 459E of the Corporations Act;

(e)	no receiver or other controller (as that expression is defined in the Corporations Act) has been appointed to them or any of their material assets;

(f)	none of the entities are externally administered bodies corporate (as that expression is defined in the Corporations Act);

(g)	no distress, execution or other similar order or process has been levied on any of their material property or assets; and

(h)	none of the entities has received from the Australian Securities & Investments Commission any notice or warning of possible cancellation of registration of the Company which cannot be rectified within seven Business Days of receipt.

7	Termination

7.1	Right of termination

Either party may terminate this document by written notice to the other party at any time if:

(a)	the other party fails to comply with any material term of this document that is capable of remedy and following notice from the first party fails to remedy the non-compliance by two Business Days after such notice; or

(b)	the other party fails to comply with any material term of this document and the non-compliance is incapable of remedy.

7.2	Effect of termination

If this document is terminated:

(a)	the parties are released from their obligations to further perform this document, other than clause 16; and

(b)	each party retains the rights it has against any other party in respect of any past breach.

8	Acknowledgements by the Investor

(a)	The Investor acknowledges that it has received a copy of the letter included in the annexure in relation to the risks associated with subscribing for and holding Shares.

(b)	The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subscription Shares, and has so evaluated the merits and risks of such investment.

(c)	The Investor has had the opportunity to be advised by advisors of his choice to assist him to evaluate the merits and risks of the prospective investment in the Subscription Shares.

(d)	The Investor is able to bear the economic risk of an investment in the Subscription Shares and is able to afford a complete loss of such investment.

(e)	The Investor acknowledges the Company is in a fragile financial situation and an investment in the Company at this time is highly speculative and may result in the complete loss of such investment.

9	Notices

9.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

9.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current address for notices;

(c)	sent to the party’s current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by fax to the party’s current fax number for notices; or

(e)	emailed to the email address last notified by the addressee.

9.3	Particulars for delivery of notices

(a)	The particulars for delivery of notices are initially:

Company

Delivery address	29 Sudbury Street, Darra, Queensland 4076 Australia

Postal address	PO Box 3221, Darra, Queensland 4076 Australia

Fax	+61 7 3147 8610

Attention	Managing Director

Email	Ifinniear@metalstorm.com

with a copy to Corrs Chambers Westgarth:

Delivery address	Level 34 Waterfront Place, 1 Eagle Street, Brisbane, Queensland 4000 Australia

Postal address	GPO Box 9925, Brisbane, Queensland 4001 Australia

Fax	+61 7 3228 9444

Attention	Teresa Handicott / Stephanie Daveson

Email	teresa.handicott@corrs.com.au and stephanie.daveson@corrs.com.au

Investor

Delivery address	2, rue Wilson, L-2732, Luxembourg

Postal address	2, rue Wilson, L-2732, Luxembourg

Fax	+ 352 24 87 33 81

Attention	Alain Mestat

Email	denis.bour@luxinvest.lu

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

9.4	Communications by post

Subject to clause 9.7, a communication is given if posted:

(a)	within Australia to an Australian address, three Business Days after posting; or

(b)	in any other case, ten Business Days after posting.

9.5	Communications by fax

Subject to clause 9.7, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

9.6	After hours communications

If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

9.7	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 9 or in accordance with any applicable law.

10	General

10.1	Legal costs

Except as expressly stated otherwise in this document, each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this document.

10.2	Amendment

This document may only be varied or replaced by a document executed by the parties.

10.3	Waiver and exercise of rights

(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

10.4	Rights cumulative

Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

10.5	Consents

Except as expressly stated otherwise in this document, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

10.6	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

10.7	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Queensland.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Queensland and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

10.8	Assignment

(a)	A party must not assign or deal with any right under this document without the prior written consent of the other parties.

(b)	Any purported dealing in breach of this clause is of no effect.

10.9	Liability

An obligation of two or more persons binds them separately and together.

10.10	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

10.11	Entire understanding

(a)	This document contains the entire understanding between the parties as to the subject matter of this document.

(b)	All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this document are merged in and superseded by this document and are of no effect. No party is liable to any other party in respect of those matters.

(c)	No oral explanation or information provided by any party to another:

(i)	affects the meaning or interpretation of this document; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the parties.

10.12	Relationship of parties

This document is not intended to create a partnership, joint venture or agency relationship between the parties.

Schedule

Conditions

1.	The Company obtaining any necessary shareholder approval under ASX Listing Rule 7.1 for the issue of the relevant tranche of Subscription Shares.

2.	The Company obtaining shareholder approval under section 611 Item 7 of the Corporations Act for the issue of the Second Tranche Shares.

Executed as an agreement

Executed by Metal Storm Limited	)
)

/s/ Brett Farmer		/s/ Lee Finniear
Company Secretary		Director

Brett Farmer
Name of Company Secretary (print)		Lee Finniear

Executed by Luxinvest Capital	)
Advisors S.A.	)

/s/ Alain Mestat
Alain Mestat
Principal

Annexure

Metal Storm Limited ABN 99 064 270 006 PO Box 3221 Darra Qld 4076 Tel: +61 (0) 7 3123 4700 Fax: +61 (0) 7 3217 0811 Web Site: www.metalstorm.com Email Address: msau@metalstorm.com

11 March 2012

Luxinvest Capital Advisors S.A.

2 rue Wilson, L-2732,

Luxembourg,

Grand Duchy of Luxembourg

Attention: Mr Alain Mestat

Dear Mr Mestat

Risks associated with subscribing for and holding shares in Metal Storm

Thank you for your expression of interest to participate in a subscription of shares in Metal Storm Limited (Metal Storm or Company).

This letter highlights some specific risk factors involved in an investment in Metal Storm at this time. You should carefully consider the following risk factors before entering into the subscription agreement with the Company.

Overview of risks

In addition to risks that relate to business and holding shares in general, the risks associated with an investment in Metal Storm include risks that relate directly to the Company’s business.

Some of these risks can be mitigated by the use of safeguards and appropriate controls. However, many are outside the control of the Company and cannot be mitigated.

An investment in shares may result in the complete loss of value of such investment. Shares carry no guarantee in respect of profitability, return of capital or the price at which they will trade on ASX.

Risk of failing to raise funds required

The Company’s financial situation remains fragile and if the Company does not have reasonable grounds to believe that it will be able to complete the share subscriptions with you before its cash reserves are exhausted, the Company will be required to appoint an administrator.

No priority in a winding-up

In any winding-up of the Company, shareholders will rank behind secured and unsecured creditors of the Company. For example, shareholders will rank behind holders of convertible notes (Notes) (Note Holders) and any present or future lenders to the Company.

If the Company is wound up, shareholders will only have a right to receive a return of capital after all of the Company’s creditors have been paid in full. In the event of a shortfall of funds on a winding-up of the Company, shareholders will not receive a return of capital at all.

Existing obligation to repay Note Holders

The Company may not have generated sufficient revenue to repay the Notes by their maturity date, being 1 March 2015. If production commences, the Company will have additional cash flow to assist in payment of expenses. This may also lead to a favourable effect on the share price which may encourage Note Holders to convert their Notes into shares. However, a further re-financing of the Notes or an additional capital raising may be required at that time to repay the Notes.

In addition, the Company may seek to exploit business opportunities that will require it to raise additional capital from equity or debt sources. In particular, developing and commercialising new technology and products to develop its business could require a significant commitment of additional resources that could, in turn, require the Company to obtain additional funding. The Company may also require further funds to pursue regulatory clearances, prosecute and defend its intellectual property rights, develop marketing capabilities and fund operating expenses.

Transferability of shares

The trading price of the Company’s shares on ASX has recently dropped to $0.001, the lowest tradeable price on ASX. Given that a price rise of a minimum of 100% is required for the Company’s share price to increase (ie to $0.002), this may affect the transferability and liquidity of the Company’s shares.

Yours faithfully

Lee J Finniear

Managing Director and CEO

Annexure B

Subscription Note terms

1	Face value of A$300,000;

2	Maturity date of 36 months after the date of issue;

3	Does not bear interest;

4	Is a form of equity that, once they are converted into Shares, will rank equally with Shareholders upon a winding up; and

5	Must be converted into Shares after the date of issue but before the maturity date at the lower of:

a.	$0.0008; or

b.	the volume weighted average prices of Shares in the 5 Business Days immediately prior to the date a conversion notice is given, multiplied by 90% and rounded down to four decimal places.

6	Subject to item 7, in the event of a reorganisation of the capital of the Company, the rights of the note holder(s) will be changed (as appropriate) in accordance with the ASX Listing Rules applying to a reorganisation of capital and convertible securities, at the time of the reorganisation.

7	Any change to the rights of the note holder(s) must:

a.	have the effect that the note holder(s) do not receive a benefit that the holders of Shares do not receive, except as permitted by the ASX Listing Rules; and

b.	not have an effect which is prejudicial to the interests of note holder(s).